EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal First Quarter of 2017 Ended September 30, 2016

SUNNYVALE, Calif., Nov. 03, 2016 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ:AOSL), today reported financial results for the fiscal first quarter of 2017 ended September 30, 2016.

The results for the fiscal first quarter of 2017 ended September 30, 2016 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Revenue	$97.4	$91.4	$81.4
Gross Margin	22.5%	21.3%	18.5%
Operating Income (Loss)	$3.7	$2.6	$(0.6)
Net Income (Loss) attributable to AOS	$3.3	$1.9	$(2.0)
Income (Loss) Per Share attributable to AOS - Diluted	$0.14	$0.08	$(0.09)

On a non-GAAP basis excluding the effect of share-based compensation expenses in each of the periods presented, the results were as set forth below (see detailed reconciliation included at the end of this press release).

Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Revenue	$97.4	$91.4	$81.4
Gross Margin	22.7%	21.5%	18.7%
Operating Income	$5.1	$3.8	$0.2
Net Income (Loss) attributable to AOS	$4.6	$3.2	$(1.2)
Income (Loss) Per Share attributable to AOS - Diluted	$0.19	$0.13	$(0.05)

Commenting on the results for the September quarter, Dr. Mike Chang, the chairman and CEO of the company, stated, “AOS delivered strong results that exceeded our guidance.  The record high quarterly revenue was driven by solid product execution across all market segments. Coupled with tight operational discipline, we improved our EPS significantly quarter over quarter and year over year. As we have been steadfastly approaching the target of our multi-year recovery plan, we are pleased that we have achieved the revenue level from which we can further demonstrate our scalable business model. We remain confident that all the persistent efforts in the past few years have positioned us well to continue our growth into 2017 and beyond.”

Business Outlook for Fiscal Q2 Ending December 31, 2016

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $91 million and $95 million.

  GAAP gross margin is expected to be 21.5% plus or minus 1%.

  GAAP operating expenses are expected to be in the range of $18 million plus or minus $1 million.

  Tax expense is expected to be approximately $1.2 million to $1.4 million.

  Loss attributable to noncontrolling interest is expected to be between $1.1 million and $1.3 million.

The above projections on GAAP gross margin and GAAP operating expenses include estimated share-based compensation expense of $1.2 million to $1.4 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal first quarter of 2017 ended September 30, 2016 today, November 3, 2016 at 2:00 p.m. PT / 5:00 p.m. ET.  To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.).  To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.  In addition, a copy of the script of prepared remarks by CEO and CFO at the investor teleconference and webcast is available prior to the call at the Company’s investor relations website.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance.  These forward-looking statements include, without limitation, statements relating to the expected new product cycle, projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), noncontrolling interest, and share-based compensation expenses, expectation with respect to improvement in profit, our recovery progress and competitive position, our ability and strategy to develop new products, expand our sales, design wins, revenue and profitability, growth in revenue and market share, seasonality fluctuation in customer demand, the execution of our business plan, and other information under the section entitled “Business Outlook for Fiscal Q2 Ending December 31, 2016”.  Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements.  These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline, our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, our ability to successfully operate our joint venture in China, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 filed on August 26, 2016.  Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements.  You should not place undue reliance on these forward-looking statements.  All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating income (loss), net income (loss) and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses for all periods presented in this press release.  We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain expenses that are not indicative of our core operating results.  In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors.  Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies.  For example, the term used in this press release, non-GAAP net income (loss), does not have a standardized meaning.  Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies.  In addition, different items may be excluded in non-GAAP measures presented in different periods.  For example, we have previously presented non-GAAP measures that excluded joint venture related costs for the quarter ended June 30, 2016, while exclusion of such costs for the period is not presented in this press release as the management no longer believes that such non-GAAP presentation provides useful information to investors.  We believe that the change in such presentation is not significant as the excluded joint venture related costs were $137,000 and $241,000 in non-GAAP net income and non-GAAP operating income for the period ended June 30, 2016, respectively.  We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products.  AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables it to introduce innovative products to address the increasingly complex power requirements of advanced electronics.  AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions.  AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment.  For more information, please visit http://www.aosmd.com.  For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015

Revenue	$97,362	$91,410	$81,439
Cost of goods sold	75,418	71,940	66,378
Gross profit	21,944	19,470	15,061
Gross margin	22.5%	21.3%	18.5%

Operating expenses:
Research and development	7,019	6,977	6,164
Selling, general and administrative	11,183	9,939	9,497
Total operating expenses	18,202	16,916	15,661
Operating income (loss)	3,742	2,554	(600)

Interest income and other income (loss), net	(49)	(163)	(151)
Interest expense	(26)	(1)	(10)
Income (loss) before income taxes	3,667	2,390	(761)

Income tax expense	1,237	573	1,214
Net income (loss) including noncontrolling interest	$2,430	$1,817	$(1,975)
Net loss attributable to noncontrolling interest	(877)	(104)	—
Net income (loss) attributable to Alpha and Omega Semiconductor Limited	$3,307	$1,921	$(1,975)

Net income (loss) per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$0.14	$0.08	$(0.09)
Diluted	$0.14	$0.08	$(0.09)

Weighted average number of common shares attributable to Alpha and Omega Semiconductor Limited used to compute net income (loss) per share
Basic	23,031	22,608	22,698
Diluted	24,413	23,630	22,698

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	September 30, 2016	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$118,774	$87,774
Restricted cash	225	188
Accounts receivable, net	27,059	26,594
Inventories	70,018	68,848
Other current assets	5,314	4,526
Total current assets	221,390	187,930
Property, plant and equipment, net	123,048	116,084
Deferred income tax assets - long term	5,486	12,132
Other long-term assets	10,642	2,359
Total assets	$360,566	$318,505
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$38,644	$42,718
Accrued liabilities	25,977	22,590
Income taxes payable	2,667	2,356
Deferred margin	1,003	997
Capital leases	801	819
Total current liabilities	69,092	69,480
Income taxes payable - long term	1,592	1,577
Deferred income tax liabilities	2,972	2,973
Capital leases - long term	1,496	1,695
Other long term liabilities	680	741
Total liabilities	75,832	76,466

Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares, issued and outstanding: none at September 30, 2016 and June 30, 2016	—	—
Common shares, par value $0.002 per share:
Authorized: 50,000 shares, issued and outstanding: 28,928 shares and 23,281 shares, respectively at September 30, 2016 and 28,405 shares and 22,754 shares, respectively at June 30, 2016	58	57
Treasury shares at cost, 5,647 shares at September 30, 2016 and 5,651 shares at June 30, 2016	(50,166)	(50,199)
Additional paid-in capital	198,615	191,444
Accumulated other comprehensive income	860	769
Retained earnings	103,368	100,071
Total Alpha and Omega Semiconductor Limited shareholder's equity	252,735	242,142
Noncontrolling interest	31,999	(103)
Total equity	284,734	242,039
Total liabilities and equity	$360,566	$318,505

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015

GAAP gross profit	$21,944	$19,470	$15,061
Share-based compensation	195	161	131
Non-GAAP gross profit	$22,139	$19,631	$15,192
Non-GAAP gross margin as a % of revenue	22.7%	21.5%	18.7%

GAAP operating income (loss)	$3,742	$2,554	$(600)
Share-based compensation	1,316	1,266	789
Non-GAAP operating income	$5,058	$3,820	$189
Non-GAAP operating income as a % of revenue	5.2%	4.2%	0.2%

GAAP net income (loss) attributable to AOS	$3,307	$1,921	$(1,975)
Share-based compensation	1,316	1,266	789
Non-GAAP net income (loss) attributable to AOS	$4,623	$3,187	$(1,186)
Non-GAAP net income (loss) attributable to AOS as a % of revenue	4.7%	3.5%	(1.5)%

GAAP net income (loss) attributable to AOS	$3,307	$1,921	$(1,975)
Share-based compensation	1,316	1,266	789
Amortization and depreciation	6,503	6,599	6,895
Interest expense (income), net	(44)	(13)	(1)
Income tax expense	1,237	573	1,214
EBITDAS	$12,319	$10,346	$6,922

GAAP diluted net income (loss) per share attributable to AOS	$0.14	$0.08	$(0.09)
Share-based compensation	0.05	0.05	0.04
Non-GAAP diluted net income (loss) per share attributable to AOS	$0.19	$0.13	$(0.05)

Shares used to compute basic per share	23,031	22,608	22,698
Shares used to compute dilute per share	24,413	23,630	22,698

CONTACT: Alpha and Omega Semiconductor Limited
Investor Relations
So-Yeon Jeong
408-789-3172
investors@aosmd.com